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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement No. 333-71743 relating to 5,300,000 shares of Common Stock of ProVantage Health Services, Inc. (formerly ProVantage, Inc.) on Form S-1 of our report dated March 12, 1999, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 12, 1999 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Selected Historical Consolidated Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

April 15, 1999